UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2025

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor, Washington, D.C. 20004 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2025, FiscalNote Holdings, Inc. (the “Company”) announced it had entered into an agreement to sell its Australian subsidiary, TimeBase Pty. Ltd. (“TimeBase”), for $6.5 million in cash consideration, subject to customary working capital adjustments. Closing of the TimeBase sale is expected to occur promptly following receipt of clearance/approval by the Australian competition authorities and satisfaction or waiver of other customary closing conditions. Net proceeds from the sale of TimeBase are expected to be used to retire approximately $3.2 million in principal and accrued interest under that certain Second Amended and Restated Credit Agreement dated as of July 29, 2022 (as amended from time to time, the “Credit Agreement ”), by and among, inter alia, the Company, as borrower, the guarantors party thereto, the lenders party thereto, and Runway Growth Finance Corp. as administrative and collateral agent thereunder (the “Agent ”), and to pay prepayment and exit fees associated with the retired amount.

Also on May 2, 2025, the Company entered into Amendment No. 6 (the “Credit Agreement Amendment”) to the Credit Agreement, pursuant to which the Agent and the lenders consented to the sale of TimeBase and agreed that, automatically upon receipt by the lenders of approximately $3.2 million from the proceeds of the sale of TimeBase, the Agent and lenders will release TimeBase as a guarantor under the Credit Agreement, along with the liens granted to the Agent on behalf of the lenders on the equity and assets of TimeBase. In addition, effective upon the consummation of the sale of TimeBase, the Credit Agreement Amendment will modify the Company’s minimum ARR requirements, as well as the permitted add-backs to adjusted EBITDA, under the Credit Agreement in order to appropriately reflect the sale of TimeBase and the absence of its future contributions to the Company’s overall financial performance and position.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release related to the TimeBase sale is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished on this report under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1±	Amendment No. 6 to Second Amended and Restated Credit and Guaranty Agreement by and among FiscalNote, Inc., CQ-Roll Call, Inc. and VoterVoice, L.L.C. as Borrowers, the Company, FiscalNote Intermediate Holdco, Inc., Fireside 21, LLC, Factsquared, LLC, Predata, Inc., Curate Solutions, Inc., Frontier Strategy Group LLC, and TimeBase Pty. Ltd., as Guarantors, Runway Growth Finance Corp., as administrative agent and collateral agent, and each lender party thereto

99.1	Press Release, dated May 2, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

±	Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name	Todd Aman
Title:	SVP, General Counsel & Secretary
Date:	May 5, 2025